UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934, as amended
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National Atlantic Holdings Corporation

(Name of Registrant as specified in its charter)

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NATIONAL ATLANTIC HOLDINGS CORPORATION
4 Paragon Way
Freehold, New Jersey 07728
(732) 665-1100
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 23, 2006
To the Shareholders of National Atlantic Holdings Corporation:
      You are cordially invited to attend the 2006 Annual Meeting of Shareholders of National Atlantic Holdings Corporation (the “Company” or “NAHC”), which will be held at 9:30 a.m. on Tuesday, May 23, 2006, at the National Conference Center at the Ramada Inn, located at 399 Monmouth Street, East Windsor, New Jersey. The business to be conducted at the meeting includes:

1.	Electing three Class II directors for a term of three years each;

2.	Ratifying the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2006 fiscal year; and

3.	Transacting any other business that may properly come before this meeting.
      If you owned NAHC common stock at the close of business on March 31, 2006, you may attend and vote at the meeting. If you cannot attend the meeting, you may vote by mailing the proxy card in the enclosed postage-paid envelope. Any stockholder attending the meeting may vote in person, even if you have already returned a proxy card.
      Enclosed are a Proxy Statement, a form of proxy and an addressed return envelope. ALL STOCKHOLDERS, WHETHER OR NOT THEY EXPECT TO BE PRESENT AT THE MEETING, ARE REQUESTED TO FILL IN, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ACCOMPANYING ENVELOPE AS PROMPTLY AS POSSIBLE. Stockholders who attend the meeting may, if they desire, revoke their proxies and vote in person.
Mailing of this Proxy Statement and the accompanying form of proxy to National Atlantic Holdings Corporation shareholders began on April 17, 2006.

By order of the Board of Directors,

Cynthia L. Codella Secretary
Dated: April 17, 2006

NATIONAL ATLANTIC HOLDINGS CORPORATION
4 Paragon Way
Freehold, New Jersey 07728
April 17, 2006
Dear Shareholder:
      You are cordially invited to attend the 2006 Annual Meeting of Shareholders of National Atlantic Holdings Corporation, which will be held on Tuesday, May 23, 2006, at 9:30 a.m., at the Conference Center at the Ramada Inn, located at 399 Monmouth Street, East Windsor, New Jersey.
      The principal business of the meeting will be (i) to elect three Class II directors to serve for a three-year term each or until their successors are duly elected and qualified; (ii) to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm; and (iii) to transact any other business that may properly come before the meeting or any postponement or adjournment thereof.
      Whether you plan to attend the Annual Meeting or not, please complete, sign, date and return the enclosed proxy card in the postage prepaid envelope provided so that your shares will be voted at the meeting. If you decide to attend the meeting, you may, of course, revoke your proxy and personally cast your votes.
      If you are unable to attend the Annual Meeting in person, you may listen through the web or by telephone. To listen to the live webcast, go to the Investor Relations section at NAHC’s Web site at http://www.national-atlantic.com at least 15 minutes prior to the event to register and download any necessary software. To listen by telephone, please call (866) 510-0710 (international callers should dial (617) 597-5378). The webcast will include an audio transmission of the proceeding. The webcast will begin at 9:30 a.m. and will remain on the Company Web site for 1 year. You cannot record your vote on this Web site or at this telephone number.
      For your benefit, enclosed is a copy of our 2005 Annual Report to Shareholders. Thank you for your continued interest in NAHC.

Sincerely yours,

James V. Gorman Chairman and Chief Executive Officer

i

About the Annual Meeting

Q:	Who is soliciting my vote?

A:	The board of directors of National Atlantic Holdings Corporation is soliciting your vote for the 2006 Annual Meeting of Shareholders.

Q:	Who is entitled to vote?

A:	Shareholders of record at the close of business on March 31, 2006 may vote.

Q:	How many votes do I have?

A:	You have one vote for each share of common stock you owned on March 31, 2006.

Q:	How many votes can be cast by all shareholders?

A:	There were 11,223,690 shares of common stock outstanding that can be voted as of the close of business on March 31, 2006.

Q:	How many shares must be represented to hold the meeting?

A:	A majority of the outstanding shares, or 5,611,846, must be represented to hold the meeting. Shares are counted as present at the meeting if the shareholder: (1) is present and votes in person at the meeting; or (2) has properly submitted a proxy card. Proxies submitted as abstentions, withhold or as broker non-votes will be treated as shares present for purposes of determining whether a quorum is present. If a quorum is not present, the chairman of the meeting or the holders of a majority of the stock present or represented at the meeting may adjourn the meeting until a quorum is present.

Q:	How many votes are needed to elect directors and to approve the proposals?

A:	Directors are elected by a plurality of the votes cast. The other proposal will be approved if the votes cast in favor exceed the votes cast against the matter.

Q:	How do I vote?

A:	You may vote either in person at the annual meeting or by proxy, whether or not you attend the meeting. If you hold your National Atlantic Holdings Corporation common stock certificates directly in your name, you may vote by:

Mail — Please complete, sign and return the accompanying proxy in the enclosed postage-paid envelope. We must receive it before the polls close at the annual meeting.

If your shares of National Atlantic Holdings Corporation common stock are registered in the name of a bank, broker or other nominee, you must vote your shares using the method(s) available through that organization.

Q:	Can I change my vote or revoke my proxy?

A:	Yes. Just send in a new proxy with a later date or send a written notice of revocation to the secretary of National Atlantic Holdings Corporation. If you attend the annual meeting and want to vote in person, you can request a ballot and direct that your previously submitted proxy not be used. Otherwise, your attendance itself does not constitute a revocation of your previously submitted proxy.

Q:	What if I vote “abstain?”

A:	A vote to abstain has no effect on the votes required to elect directors or to approve the other proposal.

Q:	Can my shares be voted if I do not return my proxy and do not attend the annual meeting?

A:	If your shares are registered in your name, the answer is no. If you do not vote shares registered in the name of a bank, broker or other nominee, Nasdaq rules provide that the broker can vote your shares as the broker wishes for the election of directors and ratification of the independent registered public accounting firm, but not for certain other matters. A broker non-vote is counted as a vote to abstain.

Q:	How are the votes counted?

A:	Votes cast by proxy are tabulated prior to the meeting by the holders of the proxies. Inspectors of election appointed at the meeting count the votes and announce the results. The proxy agent reserves the right not to vote any proxies that are altered in a manner not intended by the instructions contained in the proxy.

Q:	Could other matters be decided at the meeting?

A:	We do not know of any other matters that will be considered at the annual meeting. For any matters that do properly come before the meeting, your shares will be voted at the discretion of the proxy holder.

Q:	Who can attend the meeting?

A:	The meeting is open to all interested parties.

Q:	Can I listen to the meeting if I cannot attend in person?

A:	If you have access to the Internet, you can listen to a live webcast of the meeting. To listen to the live webcast, go to the Investor Relations section at NAHC’s Web site at http://www.national-atlantic.com at least 15 minutes prior to the event to register and download any necessary software. To listen by telephone, please call (866) 510-0710 (international callers should dial (617) 597-5378). The webcast will include an audio transmission of the proceeding. The webcast will begin at 9:30 a.m. and will remain on the Company’s Web site for one year. You cannot record your vote on this Web site or at this telephone number.

Introduction
      Our 2005 Annual Report has been included in the distribution with this Proxy Statement. We urge you to read it carefully to learn more about our performance. This document is also available on the Investor Relations page of http://www.national-atlantic.com.
The Company
      National Atlantic Holdings Corporation (the “Company” or “NAHC”) was formed in 1994. Through our insurance subsidiary, Proformance Insurance Company (“Proformance”), we are a provider of personal and commercial lines property and casualty insurance, predominantly automobile insurance, in the State of New Jersey. We distribute our products exclusively through licensed independent agents, many of whom have an equity participation in our common stock and are referred to as “partner agents.”
Proposal 1 — Election of Directors
      The board of directors consists of 8 directors divided into three classes, and each year the directors in one class are elected to serve terms of three years each. This means that shareholders generally elect one-third of the members of the board of directors annually. The term of office of the three Class II directors expires as of the Annual Meeting of Shareholders.
      The board of directors recommends a vote FOR Peter A. Cappello, Jr., Cornelius E. Golding and Candace L. Straight as Class II directors to hold office until the 2009 Annual Meeting of Shareholders and until their successors are elected.
      We do not know of any reason that any of the nominees for director would not accept the nomination, and it is intended that votes will be cast to elect three nominees as directors. In the event, however, that any nominee should refuse or be unable to accept the nomination, the people acting under the proxies intend to vote for the election of such person or people as the board of directors may recommend.
Information Regarding Nominees and Directors
      For each nominee for election to the office of director and each current director whose term does not expire at this time, listed below are principal business positions held currently and over the past five years.
Nominees for Directors For Terms Ending in 2009

Peter A. Cappello, Jr. (52)	Mr. Cappello has served as a director of NAHC since 1994. Mr. Cappello was elected Chief Financial Officer of Proformance in July 2002. From 2001 to 2002, Mr. Cappello served as a salesman for R&R Marketing, L.L.C. Mr. Cappello served as Senior Vice President, Senior Loan Officer and director of First State Bank from 1977 to 2000. Mr. Cappello served as a commercial loan officer for SI Bank and Trust from 2000 to 2001. He has managed independent agent and premium finance programs for insurance agencies located throughout New Jersey.

Cornelius E. Golding (58)	Mr. Golding has served as director of NAHC since March 21, 2006. Since 2003, Mr. Golding has served as a self-employed financial consultant for property casualty insurance companies. From 1981 to 2003, Mr. Golding served in various positions at Atlantic Mutual Insurance Company of Madison, New Jersey, including Senior Vice President and Comptroller from 1987 to 1994 and Chief Financial Officer from 1994 to 2003. Prior to that time, from 1969 to 1981, Mr. Golding served in various positions relating to financial controls primarily with property casualty insurance companies. Mr. Golding currently serves as a director of The

Bank of Somerset Hills and United Automobile Insurance Group. Mr. Golding has been a CPA in New York since 1974.

Candace L. Straight (58)	Ms. Straight has served as a director of NAHC since September 2004 and as a director of Proformance since March 2004. Since 1997, Ms. Straight has served as a self-employed investment banking consultant specializing in the insurance industry. From 1987 to 1996, Ms. Straight served as a principal of Head & Company, a merchant banking firm specializing in the insurance industry, in New York. Ms. Straight currently serves as a director of Neuberger and Berman Mutual Funds. Ms. Straight has also been nominated by the board of directors of Montpelier Re Holdings Ltd. as a candidate for election to Montpelier’s board at the 2006 annual general meeting.

Continuing Directors Whose Terms Expire 2007

James V. Gorman (55)	Mr. Gorman was elected Chairman of the board of directors of each of NAHC and Proformance in 1994. Since 1994, Mr. Gorman has served as Chief Executive Officer of each of NAHC and Proformance. From 1987 to 1993, Mr. Gorman served as President and Chief Executive Officer of Home State Insurance Company, as well as Chairman and/or President of two affiliated insurance companies, Quaker City Insurance Company and New York Merchant Bankers Mutual Fire Insurance Company. From 1986 to 1987, Mr. Gorman served as Vice President of Marketing for the Personal Insurance Division of the Reliance Insurance Company. From 1984 to 1985, Mr. Gorman was Director of the Market Development Group for Colonial Penn Group. From 1982 to 1984, Mr. Gorman was Manager of Product and Market Development for Continental Insurance Company. From 1974 to 1982, he served in various management capacities with Kemper Insurance Companies. Mr. Gorman has worked in the insurance industry in excess of 30 years. Mr. Gorman was awarded the Distinguished Insurance Award for 1994-1995 by the Professional Insurance Agents of New Jersey.

Martin I. Krupnick, Psy.D. (56)	Dr. Krupnick has served as director of NAHC since June 2005. Since 1986 and 2004, respectively, Dr. Krupnick has served as Executive Director, President and Chief Executive Officer of IEP Youth Services, Inc. and Chairman of Friends of Monmouth County Child Advocacy Center, Inc., which are non-profit organizations in Monmouth County, New Jersey providing housing and social services to homeless youths and childhood victims of physical and sexual or drug abuse. Dr. Krupnick is a licensed psychologist in New Jersey and has practiced since 1983.

Thomas M. Mulhare (58)	Mr. Mulhare has served as a director of NAHC since June 2004. Since April 2003, Mr. Mulhare has been an officer/audit partner in charge of the insurance industry services at Amper, Politziner & Mattia, an accounting and consulting firm in Edison, New Jersey. From May 2002 to January 2003, Mr. Mulhare served as a Managing Director of Navigant Consulting. Prior to that time, for over 30 years, Mr. Mulhare was a partner at Arthur Andersen, LLP. Mr. Mulhare is a CPA licensed in New Jersey.

Continuing Directors Whose Terms Expire 2008

Thomas J. Sharkey, Sr. (73)	Mr. Sharkey has served as a director of each of NAHC and Proformance since 2003 and 2001, respectively. Since 2000, Mr. Sharkey has served as the Chairman of Banc of America Corporate Insurance Agency, LLC (formerly, Fleet Insurance Services), a full service brokerage based in Cranford, New Jersey. From 1990 to 2000, Mr. Sharkey was a principal of Meeker, Sharkey Financial Services. Mr. Sharkey holds the Chartered Life Underwriter (CLU) designation.

Steven V. Stallone (44)	Mr. Stallone has served as a director of each of NAHC and Proformance since 1994. Since 1993, Mr. Stallone has served as Vice President in the private client group for the Bank/ Trust Market for BlackRock Capital Management Corporation, an Investment Management firm. From 1988 to 1993, Mr. Stallone was Assistant Vice President and Manager of Conestoga Mutual Funds for Meridian Bancorp. From 1987 to 1988, he was the Treasurer’s Compliance Coordinator for the Chubb Corporation. Mr. Stallone holds Series 7 and 63 Securities Licenses.
Information Regarding Executive Officers

Bruce C. Bassman (56)	Mr. Bassman has served as Senior Vice President and Chief Actuarial Officer of NAHC since September 2004. From 2002 to 2004, Mr. Bassman was Executive Vice President and Chief Actuary for Gulf Insurance Group. From 1986 to 1989, Mr. Bassman was a Principal and consulting actuary with Tillinghast-Towers Perrin, providing consulting services to regional property/casualty insurers. While at Tillinghast, Mr. Bassman also served as leader of its North American Insurance Practice from 1993 to 1996. Mr. Bassman also held various managerial positions at Harleysville Insurance Companies, including Vice President and Chief Actuary from 1980 to 1986 and Executive Vice President responsible for strategic planning from 1999 to 2001. Mr. Bassman served on the board of directors of the American Academy of Actuaries from 1993 to 1996.

Cynthia L. Codella (56)	Ms. Codella has served as Secretary of each of NAHC and Proformance and Executive Vice President of each of NAHC and Proformance since January 1999. Ms. Codella has also served as President of Riverview Professional Services since 2002. From 1996 through 1998, Ms. Codella served as the Deputy Commissioner of Insurance in the New Jersey Department of Banking and Insurance. From 2000 to 2001, Ms. Codella served as chairwoman of the Insurance Council of New Jersey, a state insurance trade organization, and currently serves as a member of its executive committee and board of directors. Ms. Codella was Vice President of Claims for First Trenton Indemnity from 1991 to 1996. Prior to that she held various management positions during her nineteen year tenure with Travelers Insurance Company.

Frank J. Prudente (39)	Mr. Prudente has served as Treasurer of NAHC since June of 2004, and Executive Vice President and Chief Accounting Officer since March 21, 2006. Mr. Prudente served as Executive Vice President-Corporate Finance of NAHC from 2003 to March 2006.

From June 2002 to April 2003, Mr. Prudente served as Executive Vice President and Chief Financial Officer of Gulf Insurance Group, a specialty insurer based in New York City. From December 1993 to May 2002, Mr. Prudente, a CPA licensed in New York and New Jersey, was a manager and a partner at Arthur Andersen LLP.

John E. Scanlan (50)	Mr. Scanlan has served as Executive Vice President and Chief Underwriting Officer since April 2005 and was Senior Vice President of Proformance from September 1999 to April 2005. Prior to 1999, for 12 years, Mr. Scanlan served in a variety of front-line and managerial positions with General Accident Insurance Company. Mr. Scanlan holds the Chartered Property and Casualty Underwriter designation.

Information Regarding the Board of Directors
Meetings of the Board of Directors
      Board members are encouraged to attend the annual meeting of shareholders, all meetings of the board of directors and the meetings of committees of which they are a member. All of the Company’s directors attended the 2005 annual meeting of shareholders in September 2005. The board of directors of the Company held four regular meetings and one special meeting during the previous fiscal year. All directors attended at least 75 percent of the aggregate of the total number of board and committee meetings of which they are members.
Board Composition and Director Independence
      The board of directors must determine each year, based on all relevant facts and circumstances, including service on other boards of directors, which directors satisfy the criteria for independence. Directors deemed independent are believed to satisfy the definitions of independence required by the rules and regulations of the Securities and Exchange Commission (“SEC”) and the listing standards of the Nasdaq National Market. Directors and nominees whom the board of directors has determined meet the applicable criteria for independence are: Cornelius E. Golding, Martin I. Krupnick, Psy.D., Thomas M. Mulhare, Thomas J. Sharkey, Sr. and Candace L. Straight. Following the reelection of the nominees included in this Proxy Statement, a majority 5 of the 8 directors would meet the applicable criteria for independence under the listing standards of the Nasdaq National Market.
Consideration of Director Nominees
      The nominating committee considers many factors when determining the eligibility of candidates for nomination as director. The committee’s goal is to nominate candidates who contribute to the board of directors overall effectiveness in meeting its mission. The committee is charged with identifying nominees with certain characteristics:

•	Demonstrated character and integrity

•	An ability to work with others

•	Sufficient time to devote to the affairs of the Company

•	Willingness to enter into a long-term association with the Company, in keeping with the Company’s overall business strategy
      The nominating committee also considers the needs of the board of directors in accounting and finance, business judgment, management, industry knowledge, leadership and such other areas as the board of directors deems appropriate.
      Potential board of directors nominees generally are identified by referral. The nominating committee follows a four-part process to evaluate nominees for director. The committee first performs initial screening that includes reviewing background information on the candidates, evaluating their qualifications against the established criteria and, as the committee believes is appropriate, discussing the potential candidates with the individual or individuals making the referrals. For candidates that qualify for additional consideration, the committee interviews the potential nominees as to their background, interests and potential commitment to the Company and its operating philosophy. Second, the committee may seek references from sources identified by the candidates as well as sources known to the committee members. Third, the committee may ask other members of the board of directors for their input. Finally, the committee develops a list of nominees who exhibit the characteristics desired of directors and satisfy the needs of the board of directors.
      The nominating committee will consider qualified candidates referred by shareholders for nomination as director. Information about such a candidate should be provided in writing to the secretary of the Company, giving the candidate’s name, biographical data and qualifications. Such information should be provided by December 18, 2006 to receive appropriate consideration for the next annual meeting. The nominating committee does not differentiate between candidates based on the source of the nomination. The nominating committee did not receive any recommendation with respect to any director candidates named in this proxy statement from any shareholder, non-management director, executive officer or third party search firm in connection with its own approval of such candidate. For 2005, no fees were paid to any third party to identify or evaluate or assist in identifying or evaluating potential nominees.
      Following the committee’s evaluation process this year, the nominating committee decided to nominate Cornelius E. Golding as a Class II director to hold office until the 2009 Annual Meeting of Shareholders and until his successor is elected. Cornelius E. Golding was referred by James V. Gorman, Chairman and Chief Executive Officer of the Company. The nominating committee interviewed Cornelius E. Golding and reviewed background information about him. On March 21, 2006, the board of directors met and approved Cornelius E. Golding’s nomination and elected him to the board of directors.
      Under Section 2.9 of the Company’s by-laws, a shareholder who wishes to directly nominate a director candidate at the 2007 annual meeting (i.e., to propose a candidate for election who is not otherwise nominated by the board of directors through the recommendation process described above) must give the Company written notice not earlier than January 23, 2007 nor later than February 22, 2007. Information about such candidate should be provided in writing to the secretary of the Company, giving the candidate’s name, biographical data and qualifications.
Standing Committees of the Board of Directors
      The board of directors has three standing committees: the Audit, Compensation and Nominating and Governance committees. Charters for the Audit, Compensation and Nominating and Governance committees are available under the “Corporate Governance” section of the Company’s Web site at http://www.national-atlantic.com.

Audit Committee
      The Audit Committee presently consists of Thomas M. Mulhare (chair), Candace L. Straight and Martin I. Krupnick, Psy.D. The board of directors has determined that each member of the Audit Committee is independent as defined in the Nasdaq National Market listing standards. The board of directors has also determined that Thomas M. Mulhare qualifies as an “audit committee financial expert” in accordance with Section 407 of the Sarbanes-Oxley Act of 2002 and as defined in Item 401(h) of Regulation S-K and is independent under Item 7(d)(3)(iv) of Schedule 14A of the Exchange Act. The Audit Committee held eight meetings in 2005.
      The Audit Committee operates pursuant to a written charter, which is posted on the Company’s Web site at http://www.national-atlantic.com and may be found under the “Corporate Governance” section. A copy of the Audit Committee’s charter may be obtained, without charge, upon written request to the secretary of the

Company at the Company’s principal executive offices. The Audit Committee’s primary responsibilities, as set forth in its charter, are to:

•	appoint, replace and determine funding for the independent auditor;

•	compensate and oversee the work of the independent auditor (including resolving any disagreements between management and the independent auditor regarding financial reporting);

•	pre-approve all auditing and review services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by the independent auditor;

•	ensure the receipt of a formal written statement from the independent auditor delineating all relationships between the independent auditor and the Company;

•	engage in a dialogue with the independent auditor concerning any disclosed relationships or services that may impact the independent auditor’s objectivity or independence, and take appropriate action to oversee the independence of the independent auditor;

•	establish procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters;

•	review and approve any potential conflicts of interest of officers and directors of the Company and evaluate and develop appropriate remedial actions regarding violations of the Company’s Code of Business Conduct;

•	review and discuss with management and the independent auditor the quarterly and annual earnings releases and financial statements of the Company, the quarterly and annual reports on Forms 10-Q and 10-K, respectively, including disclosures made in Management’s Discussion and Analysis of Financial Condition and Results of Operations, and the results of the independent auditor’s review of the quarterly financial statements;

•	discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements;

•	review and discuss quarterly reports from the independent auditor on: (a) all critical accounting policies and practices to be used, (b) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, the ramifications of their use and the treatment preferred by the independent auditor, and (c) other material written communications between the independent auditor and management; and

•	review management’s conclusions about the Company’s disclosure controls and procedures.
      The Audit Committee report appears beginning on page 22 of this proxy statement.

Compensation Committee
      The Compensation Committee presently consists of Candace L. Straight (chair) and Thomas M. Mulhare. The board of directors has determined that each member of the Compensation Committee is independent as defined in the Nasdaq National Market listing standards. The Compensation Committee held two meetings in 2005.
      The Compensation Committee operates pursuant to a written charter, which is posted on the Company’s Web site at http://www.national-atlantic.com and may be found under the “Corporate Governance” section. A copy of the Compensation Committee’s charter may also be obtained, without charge, upon written request to the secretary of the Company at the Company’s principal executive offices. The Compensation Committee’s primary responsibilities, as set forth in its charter, are to:

•	determine, or recommend to the board of directors for determination, the Chief Executive Officer’s annual compensation;

•	determine, or recommend to the board of directors for determination, the annual compensation of all executive officers;

•	consider and take actions with respect to adoption, amendment, administration or termination of long-term incentive plans, equity/stock plans, retirement or pension plans, and other plans related to compensation of current and former employees of the Company;

•	review the terms and conditions of compensation and incentive plans, evaluate the performance of such plans, and approve, and recommend to the board of directors for its approval, the initial adoption of any equity-based plans and any material modifications to such plans; and

•	recommend to the board of directors the compensation of outside directors.
      The Compensation Committee report appears beginning on page 15 of this proxy statement.

Nominating and Governance Committee
      The Nominating and Governance Committee presently consists of Martin I. Krupnick, Psy.D. (chair) and Thomas J. Sharkey, Sr. The board of directors has determined that each member of the Nominating and Governance Committee is independent as defined in the Nasdaq National Market listing standards. The Nominating and Governance Committee held one meeting in 2005.
      The Nominating and Governance Committee operates pursuant to a written charter, a current copy of which is posted on the Company’s Web site at http://www.national-atlantic.com and may be found under the “Corporate Governance” section. A copy of the Nominating and Governance Committee’s charter may also be obtained, without charge, upon written request to the secretary of the Company at the Company’s principal executive offices. The Nominating and Governance Committee’s primary responsibilities, as set forth in its charter, are to:

•	lead the search for individuals qualified to become board of directors members to the extent necessary to fill vacancies on the board of directors or as otherwise desired by the board of directors;

•	develop a process for identifying and evaluating director nominees, assess the adequacy of such process on an annual basis, or more frequently as circumstances dictate, and implement any changes to such policy as determined by a majority vote of the Committee;

•	develop a process for shareholders of the Company to send communications to the board of directors, assess the adequacy of such process on an annual basis, or more frequently as circumstances dictate, and implement any changes to such policy as determined by a majority vote of the Committee;

•	develop and recommend to the board of directors for its approval a policy regarding board of directors members’ attendance at annual meetings, assess the adequacy of such policy on an annual basis, or more frequently as circumstances dictate, and recommend changes to the board of directors;

•	review written communications from shareholders concerning the Company’s annual shareholders’ meeting and governance process and make recommendations to the board of directors as necessary;

•	annually review and reassess the adequacy of the Company’s Code of Business Conduct and recommend changes to the board of directors as necessary; and

•	review and approve all related-party transactions, as such term is defined in the Nasdaq National Market Corporate Governance Rules.
Executive Sessions
      In accordance with the Nasdaq National Market Corporate Governance Rules, separate executive sessions of non-management directors and independent directors are held without management.
Communications with the Board of Directors
      Interested parties may communicate with the board of directors, anonymously if they wish, by sending a written note or memo to the Secretary, National Atlantic Holdings Corporation, 4 Paragon Way, Freehold, New Jersey 07728.
      Communications that are intended specifically for non-management or independent directors should be sent to the above address to the attention of the chairman of the Audit Committee. All such communications will be delivered unopened by the secretary to the chairman of the board of directors or the chairman of the Audit Committee, as applicable.

Security Ownership of Certain Beneficial Owners and Management
Security Ownership of Certain Beneficial Owners
      Set forth below is the name, address, stock ownership and voting power of each person or group of persons known by the Company to beneficially own more than 5% of the outstanding shares of the Company’s Common Stock and is based solely upon information filed with the SEC by such persons on Schedule 13D or 13G or an amendment to such a schedule as of March 31, 2006. Unless otherwise indicated in a footnote, each person listed in the table below possesses sole voting and sole investment power with respect to the shares shown in the table owned by that person. Under Section 13(d) of the Securities Exchange Act of 1934, a beneficial owner of a security is any person who directly or indirectly has or shares voting power or investment power over such security. Such beneficial owner under this definition need not enjoy the economic benefit of such securities. The following are the only shareholders known to the Company to be deemed to be beneficial owners of more than 5 percent of the common stock of the Company as of March 31, 2006. James V. Gorman is Chairman of the board of directors and Chief Executive Officer of the Company.

	Name and Address	Amount and Nature		Percent
Title of Class	of Beneficial Owner	of Beneficial Ownership		of Class

Common Stock	Eric D. Hovde	1,772,456	(1)	16.2%
	1826 Jefferson Place, N.W.
	Washington, D.C. 20036
Common Stock	James V. Gorman	1,706,240	(2)	15.0%
	National Atlantic
	Holdings Corporation
	4 Paragon Way
	Freehold, NJ 07728
Common Stock	American Century	723,300	(3)	6.6%
	Companies, Inc.
	4500 Main Street
	9th Floor
	Kansas City, MO 64111
Common Stock	Boston Partners Asset	708,030	(4)	6.48%
	Management, LLC
	28 State Street,
	20th Floor,
	Boston, MA 02109
Common Stock	The Commerce Group, Inc.	610,672	(5)	5.6%
	211 Main Street
	Webster, MA 01570

(1)	Of the 1,772,456 shares beneficially owned by Eric D. Hovde, 21,000 shares are owned directly by Eric D. Hovde, 1,736,081 shares are beneficially owned by Eric D. Hovde as the President, Chief Executive Officer and Managing Member of Hovde Capital Advisors LLC, the investment manager to certain managed accounts (including Financial Institution Partners, L.P. (“FIP LP”)), which are the direct owners of those shares, 10,250 shares are beneficially owned by Eric D. Hovde as the Trustee to Eric D. and Steven D. Hovde Foundation, the direct owner of such shares, 5,125 shares are beneficially owned by Eric D. Hovde as a Trustee to the Hovde Financial, Inc. Profit Sharing Plan and Trust, the direct owner. Based solely on information contained in Schedule 13G/ A filed by Eric D. Hovde, Steven D. Hovde, Hovde Capital Advisors LLC and Financial Institution Partners, L.P. on February 16, 2006.

(2)	Includes options to purchase 154,800 shares of our common stock, all of which are fully vested and exercisable.

(3)	Of the 723,300 shares beneficially owned by American Century Companies, Inc., it has sole voting power of 690,600 shares and sole dispositive power of 723,300 shares. American Century Investment Management, Inc., has sole voting power of 690,600 shares and sole dispositive power of 723,300 shares.

American Century Capital Portfolios, Inc., has sole voting power of 640,000 shares and dispositive power of 640,000 shares. Based solely on information contained in Schedule 13G filed by American Century Companies, Inc., American Century Investment Management, Inc. and American Century Capital Portfolios, Inc. on February 14, 2006.

(4)	Boston Partners Asset Management, LLC (“BPAM”) holds all of the 708,030 shares under management for its clients, who have the right to direct the receipt of dividends, to receive dividends from such shares and to receive the proceeds from the sale of such shares. None of these clients holds more than five percent of the Common Stock of NAHC. Based solely on information contained in Schedule 13G filed by BPAM on February 14, 2006.

(5)	The Commerce Group, Inc. is the holding company for The Commerce Insurance Company, which owns the shares. Based solely on information contained in Schedule 13G filed by The Commerce Group, Inc. on February 13, 2006.

Security Ownership of Management
      The outstanding common shares beneficially owned by each of the Company’s directors and nominees, the Named Executive Officers (as defined below) and all executive officers and directors together as a group as of March 31, 2006 are shown below. Unless otherwise indicated in a footnote, each person listed in the table below possesses sole voting and sole investment power with respect to the shares shown in the table to be owned by that person.

	Name	Amount and Nature		Percent
Title of Class	of Beneficial Owner	of Beneficial Ownership		of Class

Common Stock	James V. Gorman	1,706,240	(1)	15.0%
	Chairman of the board of directors and Chief
	Executive Officer of NAHC and Proformance

Common Stock	Peter A. Cappello, Jr.	63,316	(2)	*
	Director of NAHC and Chief Financial
	Officer of Proformance

Common Stock	Cynthia L. Codella	64,500	(3)	*
	Secretary and Executive Vice President of
	NAHC and Proformance

Common Stock	Cornelius E. Golding	700		*
	Director of NAHC

Common Stock	Dr. Martin I. Krupnick, Psy.D	800	(4)	*
	Director of NAHC

Common Stock	Thomas M. Mulhare	—		—
	Director of NAHC

Common Stock	Frank J. Prudente	43,000	(5)	*
	Executive Vice President, Chief Accounting
	Officer and Treasurer of NAHC

Common Stock	John E. Scanlan	12,900	(6)	*
	Executive Vice President of
	NAHC and Proformance

Common Stock	Thomas J. Sharkey, Sr.	45,365		*
	Director of NAHC and Proformance

Common Stock	Steven V. Stallone	70,219	(7)	*
	Director of NAHC and Proformance

Common Stock	Candace L. Straight	1,000		*
	Director of NAHC and Proformance

Common Stock	Directors and executive officers as a group
	(12 persons)	2,009,390		17.9%

*	Less than 1%.

(1)	Includes options to purchase 154,800 shares of our common stock, all of which are fully vested and exercisable.

(2)	Includes options to purchase 47,300 shares of our common stock, all of which are fully vested and exercisable.

(3)	Includes options to purchase 64,500 shares of our common stock, all of which are fully vested and exercisable.

(4)	Sole voting and sole investment power with respect to 200 of the 800 shares of common stock.

(5)	Includes options to purchase 43,000 shares of our common stock, all of which are fully vested and exercisable.

(6)	Includes options to purchase 12,900 shares of our common stock, all of which are fully vested and exercisable.

(7)	Includes options to purchase 34,400 shares of our common stock, all of which are fully vested and exercisable.
Family Relationships
      James V. Gorman and Steven V. Stallone are cousins. Jason Teret, the stepson of James V. Gorman, our Chairman and Chief Executive Officer, is the Director of Investments of Proformance.
Section 16(a) Beneficial Ownership Reporting Compliance
      Our common shares became registered pursuant to Section 12 of the Exchange Act in April 2005. As a result of such registration, Section 16(a) of the Exchange Act requires our directors, executive officers and the beneficial holders of more than 10% of our common stock to file reports with the Securities and Exchange Commission (the “SEC”). Such reports include initial reports of ownership of our common shares and other equity securities on a Form 3 and reports of changes in such ownership on a Form 4 or 5. Directors, executive officers and the beneficial holders of more than 10% of our common stock are required by SEC regulations to furnish us with copies of all Section 16(a) forms that they file. Based solely on its review of the copies of Forms  3, 4 and 5, the Company believes that all reporting requirements under Section 16(a) for the fiscal year ended December 31, 2005, were met in a timely manner by its directors, executives officers, and greater than 10% beneficial owners, except that Mr. Andrew Harris, a former director of NAHC and current President of Proformance, inadvertently failed to file on a timely basis a Form 4 with respect to his acquisition of 769 shares of common stock on June 20, 2005. The Form 4 was subsequently filed with the Securities and Exchange Commission on September 29, 2005. In addition, a Form 4 was filed on May 26, 2005, reporting that Candace L. Straight, director of NAHC and Proformance, acquired 992 shares. An amended Form 4 subsequently was filed to report that the actual number of shares acquired on May 26, 2005 was 1,000.
Certain Related Party Transactions
      The Company performs a review of all related-party transactions pursuant to SEC Regulation S-K, Item 404. A portion of the reported transactions relate to members of the Company’s board of directors who are associated with independent insurance agencies that market the Company’s insurance products or who purchase the Company’s insurance products. These agencies are paid according to the same commission schedule and have the same agency contract with the Company’s insurance affiliates as other agencies.

Termination of Share Repurchase Agreement with James V. Gorman
      NAHC had entered into a share repurchase agreement with Mr. James V. Gorman, Chairman and Chief Executive Officer of NAHC and Proformance. Pursuant to the terms of Mr. Gorman’s share repurchase agreement, he was eligible to sell up to an aggregate of 430,000 of his shares of common stock of NAHC solely to licensed New Jersey insurance agents determined by Proformance’s Peer Review Committee and the board of directors of NAHC to be acceptable agents for Proformance in their reasonable discretions, in private transactions that could have been negotiated between Mr. Gorman and the prospective new agents. Mr. Gorman was not eligible to sell more than 43,000 shares to any new agent. This agreement also contained a right of first option for Mr. Gorman to sell up to 43,000 shares of Common Stock to prospective agents if NAHC desired to issue the shares. The board of directors resolved to terminate this share repurchase agreement effective December 21, 2005. The board of directors determined that the share repurchase agreement was no longer appropriate due to the Company’s change to a public company.
Termination of Investor Rights Agreement
      James V. Gorman, Chairman and Chief Executive Officer of NAHC, NAHC and The Ohio Casualty Insurance Company (“OCIC”) entered into an Investor Rights Agreement, dated December 18, 2001, in connection with the Ohio Casualty replacement carrier transaction. The board of directors resolved to terminate the Investor Rights Agreement effective December 21, 2005, having received the consent of OCIC and Mr. Gorman. The board of directors determined that the Investor Rights Agreement was no longer appropriate for a public company. Pursuant to the Investor Rights Agreement, Mr. Gorman, NAHC and OCIC, had certain rights with respect to the shares of NAHC, including:

•	Preemptive Right: If NAHC issued any equity securities, OCIC had a right of first offer in proportion to OCIC’s then current ownership interest in NAHC. NAHC could have, however, issued securities free of OCIC’s preemptive right, in certain circumstances, including shares of common stock issued by NAHC in certain qualified public offerings.

•	First Offer Right: If OCIC desired to transfer its equity securities, NAHC and Mr. Gorman had a right of first offer to purchase all, but not less than all such shares, with NAHC having priority over Mr. Gorman to purchase all such shares. Any transferee of OCIC’s shares must have agreed to become a party to and be bound by the terms of the Investor Rights Agreement.

•	Right of Co-Sale: So long as Mr. Gorman owned at least 10% of the common stock of NAHC on a fully diluted basis, OCIC had the right to sell its allocable share of equity securities in any sale by Mr. Gorman of equity securities. Certain transfers could have been made by Mr. Gorman free from the restrictions set forth above.

•	Registration Rights: NAHC could not have granted any shareholder or proposed shareholder registration rights, unless the same rights were afforded to OCIC with respect to its shares of NAHC.
      In addition, pursuant to the Investor Rights Agreement, OCIC had a right to require NAHC to redeem all equity securities of NAHC owned by OCIC for fair market value at any time (i) on or after December 18, 2006 or (ii) prior to December 18, 2006 if NAHC delivered notice to OCIC that NAHC was engaging in certain transactions, including, but not limited to, a public offering of equity securities of NAHC. On July 10, 2004, we entered into an agreement with Ohio Casualty of New Jersey (“OCNJ”) and OCIC pursuant to which, among other things, OCIC agreed to waive any rights it has, had or may have under the Investor Rights Agreement. As part of the agreement with OCNJ and OCIC, subject to certain exceptions, we have granted OCIC the right to demand that we file a registration statement with respect to the resale by OCIC of any shares of NAHC common stock owned by OCIC which were not sold as part of our initial public offering.

      NAHC is also prohibited from taking certain actions with respect to its common stock without extending such benefits to all classes of common stock, such as subdividing, combining, paying dividends or providing any other benefit for preference to any shares.
Payments to Insurance Agencies Affiliated with Certain of Our Directors
      For the year ended December 31, 2005, Proformance paid to Liberty Insurance Associates, Inc. a commission of $229,831.28. Andrew C. Harris has served as President of Proformance since June 2005 and a member of the board of directors of Proformance since 2000, served as a member of the board of directors of NAHC until June 2005 and is Chief Executive Officer of Liberty Insurance Associates, Inc.
      For the year ended December 31, 2005, Proformance paid to Banc of America Corporate Insurance Agency, LLC (formerly, Fleet Insurance Services, LLC) a commission of $105,722.60. Thomas J. Sharkey, Sr., a member of the board of directors of each NAHC and Proformance since 2003 and 2001, respectively, is Chairman of Banc of America Corporate Insurance Agency, LLC.

Share Performance
COMPARISON OF CUMULATIVE TOTAL STOCKHOLDER RETURN
     The Company’s Common Stock has been traded on the Nasdaq National Market under the ticker symbol “NAHC” since the Company’s initial public offering on April  21, 2005. The initial public offering price of the Company’s common stock was $12.00 per share. The following chart compares the total return on the Company’s common stock based on the initial public offering price ($12.00) from April 21, 2005 through December 31, 2005 with the total return on the Nasdaq Composite Index and the Nasdaq Insurance Index during the same period.

Total Return Analysis (Assumes a $100 investment at the close of trading on April 21, 2005)	04/21/2005	12/31/2005

National Atlantic Common Stock	$100.00	$91.25

Nasdaq Composite Index*	$100.00	$115.23

Nasdaq Index — Insurance*	$100.00	$113.92

* Source: Nasdaq National Market Online Data
      The graph assumes $100 was invested in the Company’s Common Stock and each of the two indices on April 20, 2005. The comparisons in the graph are required by the Securities and Exchange Commission and are not intended to forecast or be indicative of possible future performance of the Company’s Common Stock.
Report of the Compensation Committee
      The Compensation Committee of the board of directors is currently composed of the two independent directors whose names appear at the end of this report. The Compensation Committee assists in the board’s oversight responsibilities relating to compensation. The Compensation Committee reviews the compensation policies and practices of the Company and its subsidiaries and makes recommendations subject to approval of the board of directors. The Compensation Committee also evaluates the Chief Executive Officer’s performance and sets the Chief Executive Officer’s and all other executive officers’ compensation level, subject to approval of the board of directors, based on such evaluation. The Compensation Committee has the authority to administer and interpret the 2004 Stock and Incentive Plan and the Annual Bonus Plan.

      The Compensation Committee reviews and makes recommendations to the board of directors on all the Company’s compensation practices and policies designed to create incentive to achieve corporate goals and objectives for the Company as determined by the board of directors.
Compensation Philosophy
      The goals of the Company’s executive officer compensation policies are to attract, retain and motivate highly qualified personnel and to reward achievement of specified financial performance objectives and enhancement of stockholder value. In particular, compensation is based on the level of job responsibility, individual performance and Company performance. As employees progress to higher levels in the organization, an increasing proportion of their total compensation is linked to Company performance. Compensation levels also reflect the value of a specific job in the marketplace. To attract and retain a highly skilled work force, the Company must remain competitive with the pay of other premier employers who compete with the Company for like talent. The Company’s compensation program for its executive officers consists of base salary, annual bonus and equity-based compensation, and is designed to align the interests of the executive officers and stockholders of the Company and to reward business growth and profits. The Compensation Committee believes that the Company’s compensation program fosters the long-term focus required for success in the Company’s industry.
Base Salaries
      Base salaries for 2005 for all executive officers of the Company were determined by our board of directors. Effective as of the Company’s initial public offering, the base salaries of the Company’s Named Executive Officers (defined below) for 2005 are determined in accordance with employment agreements for each of the executive officers, as more fully described below under the section captioned “Employment-Related Agreements.” In determining base salary levels, the Compensation Committee considers the executive’s responsibilities, experience, performance, the competitive marketplace for comparable executives and other factors particular to the Company. In general, base salaries will be set at levels believed by the Compensation Committee to be sufficient to attract and retain qualified executives when considered with other components of the Company’s compensation program. The Compensation Committee utilized the annual survey of executive compensation prepared by the Property Casualty Insurance Association of America (PCIAA), specifically, reviewing companies compared on market, product, capital, and size.
Annual Incentive Compensation
      Annual incentive compensation provides a direct financial incentive to executives to achieve the Company’s annual business goals and strategic objectives. The Compensation Committee believes that bonuses should represent a significant portion of an executive’s annual compensation to provide an incentive for achieving these goals and objectives.
      The Company’s executive officers are eligible to receive annual bonuses designed to reward achievement of short-term corporate and individual goals. Prior to the effective date of the Company’s initial public offering, annual bonuses were awarded to the executive officers in the sole discretion of the board of directors. The employment agreements provide that each of the executive officers of the Company will be eligible to participate in the Company’s Annual Bonus Plan and to receive annual cash bonuses in amounts to be determined by the Compensation Committee and approved by the board of directors based on the Company’s achievement of specified business targets.
      Under the Company’s Annual Bonus Plan, the performance criteria generally will take into account such measures of performance as net income, earnings per share, operating income, earnings before interest, taxes, depreciation and amortization, loss ratio, combined ratio, book value per share, return on equity, stock price performance, cash flow and underwriting gain or loss. Specific relative weights will not be assigned to each performance factor, since the relative importance of each factor varies depending upon the executive’s specific job responsibilities. Each individual compensation decision will be made on a case-by-case basis and will ultimately depend upon the judgment of the Compensation Committee with the approval of the board of directors.
      On March 21, 2006, the board of directors approved the compensation committee’s recommendation to grant the Company’s Chief Executive Officer and each executive officer a $38,500 cash bonus based on each officer’s individual performance in 2005 and contributions towards the successful completion of the Company’s initial public offering in April 2005.
Equity-Based Compensation
      Prior to the Company’s initial public offering, the Company granted a limited number of stock options to certain executive officers under a prior equity plan of the Company, but such grants did not constitute a significant portion of total compensation. The Company granted stock appreciation right grants to the Company’s executive officers under the 2004 Stock and Incentive Plan for each officer’s individual performance in 2005, as described below. In addition, the Compensation Committee approved and, subsequently, the shareholders approved at the 2005 Annual Meeting, the extension of the exercise period for certain stock options granted in 1995 under the Company’s prior equity plan, the Nonstatutory Stock Option Plan, and an amendment to the Plan to permit such extension. The 2004 Stock and Incentive Plan provides that the Compensation Committee has the authority to grant awards thereunder in the form of stock options to purchase shares of the Company’s common stock, stock appreciation rights, restricted stock awards, stock unit awards and stock awards. The Compensation Committee believes that equity-based awards provide a direct correlation between the interests of stockholders and executive officers because such equity awards have value only if the market price of the Company’s common stock increases over time. Such awards are designed to help ensure that employees are oriented to the growth of the Company over the long-term. The Compensation Committee anticipates that the amounts of awards under the plan to an individual will increase as the individual assumes greater positions of responsibility within the Company. On March 21, 2006, the board of directors approved the Compensation Committee’s recommendation to grant stock appreciation rights under the Company’s 2004 Stock and Incentive Plan based on each executive officer’s individual performance in 2005 and contributions towards the successful consummation of the Company’s initial public offering in April 2005 as follows: Messrs. Gorman, Bassman, Prudente, Scanlan and Cappello and Ms. Codella in respect of 75,000, 50,000, 50,000, 50,000, 50,000 and 50,000 shares, respectively, of the Company’s common stock with a base price of $9.94 per share, which was the closing price of the Company’s stock on the Nasdaq National Market on the date of grant.
Chief Executive Officer Compensation
      The Company’s Chief Executive Officer, James V. Gorman, earned an annual base salary of $290,565 in 2004. On September 19, 2005, the Compensation Committee approved an increase, retroactive to August 15, 2005 in Mr. Gorman’s annual base salary, to $324,000. Mr. Gorman’s base salary is determined in accordance with the provisions of his employment agreement, which became effective upon the completion of the Company’s initial public offering in April 2005. In determining base salary as well as annual bonus awards and grants of equity-based compensation to Mr. Gorman, the Compensation Committee considers Mr. Gorman’s responsibilities, experience, performance and other factors particular to the Company. The Compensation Committee will also consider the compensation practices and performances of other companies that are likely to compete with the Company for executive talent. In general, the total compensation package of Mr. Gorman will be set at a level believed by the Compensation Committee and the board of directors to be consistent with the current industry practices and sufficient to retain Mr. Gorman as our Chief Executive Officer. The cash bonus and the stock appreciation rights granted to Mr. Gorman in respect of his performance in 2005 are described above.
Section 162(m) of the Internal Revenue Code
      Section 162(m) of the Internal Revenue Code generally disallows the corporate tax deduction for certain compensation paid in excess of $1,000,000 annually to each of the chief executive officer and the four other most highly paid executive officers of publicly held companies. Awards that qualify as “performance-based compensation” are exempt from section 162(m), thus allowing the Company the full federal tax deduction otherwise permitted for such compensation. Under the 2004 Stock and Incentive Plan, the Compensation Committee may grant awards that will be exempt from the deduction limits of section 162(m). However, the deductibility of compensation under section 162(m) is only one factor that the Compensation Committee will consider in assessing whether a particular arrangement is appropriate given the goal of motivating executives to achieve corporate objectives and increase stockholder value. The Compensation Committee also recognizes the need to retain flexibility to make compensation decisions that may not meet section 162(m) standards when necessary to enable the Company to meet its overall objectives, even if the Company may not deduct all of the compensation.
Submitted by the Compensation Committee:
Candace L. Straight (chair) and Thomas M. Mulhare
      The foregoing Report of the Compensation Committee shall not be deemed to be “soliciting material” or “filed” with the SEC or incorporated by reference in any previous or future document filed by the Company with the SEC under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates such Report by reference in any such document.
Executive Compensation Summary
      The following table summarizes the compensation of the Company’s chief executive officer and the four most highly compensated executive officers (the “Named Executive Officers”) for each of the last three years:
Summary Compensation Table

				Long Term
				Compensation
		Annual Compensation		Awards Securities
				Underlying		All Other
Name and Principal Position	Year	Salary	Bonus	Options/ SARs		Compensation(1)

James V. Gorman	2005	$298,786	$38,500	47,300	(2)	$8,400
Chairman of the board of				75,000	(3)
directors and Chief Executive	2004	$290,565	$140,000	0		$10,745
Officer of NAHC and Proformance	2003	$274,118	$140,000	0		$7,876
Cynthia L. Codella	2005	$232,432	$38,500	50,000	(3)	$8,400
Secretary and Executive Vice	2004	$216,365	$90,000	0		$8,334
President of Proformance and	2003	$204,116	$90,000	0		$5,865
NAHC
Frank J. Prudente	2005	$254,821	$38,500	50,000	(3)	$8,400
Executive Vice President, Chief	2004	$251,220	$90,000	0		$8,756
Accounting Officer and Treasurer	2003	$237,000	$70,000	43,000	(2)	$4,750
Peter A. Cappello, Jr.	2005	$194,348	$38,500	12,900	(2)	$8,400
Director of NAHC and Chief				50,000	(3)
Financial Officer of Proformance	2004	$184,015	$90,000	0		$7,088
	2003	$173,600	$75,000	0		$4,988
John E. Scanlan	2005	$211,311	$38,500	50,000	(3)	$8,400
Executive Vice President and	2004	$185,632	$90,000	0		$7,104
Chief Underwriting Officer of	2003	$175,125	$75,000	0		$4,860
NAHC and Proformance

(1)	Represents discretionary matching contributions made by us to the accounts of each of the Named Executive Officers under our 401(k) plan required to be reported.

(2)	The stock option grants to Messrs. Gorman and Cappello in 2005 were originally granted on June 15, 1995 under the Company’s Nonstatutory Stock Option Plan (the “Plan”), and were originally scheduled to expire on June 14, 2005. At the Company’s 2005 Annual Meeting of Shareholders on September 19, 2005, the Company’s stockholders approved an extension to the expiration date of such stock options to December 31, 2005. The extended stock options have been treated by the Company as new stock option grants and have thus been included in the foregoing table. In 2003, Mr. Prudente was granted a stock option under the Plan covering 43,000 shares.

(3)	The stock appreciation rights granted to Messrs. Gorman, Prudente, Cappello and Scanlan and Ms. Codella were granted on March 21, 2006 under the 2004 Stock and Incentive Plan to reflect individual performance in fiscal year 2005. The stock appreciation rights will become exercisable in six (6) equal semi-annual installments, commencing on June 30, 2006.

Stock Option Plans
OPTIONS GRANTS IN LAST FISCAL YEAR
     The following table sets forth certain information concerning stock options granted to the Company’s Named Executive Officers during the fiscal year ended December 31, 2005.

Grant Date
	Individual Grants					Value (1)

Percent of
Total
	Number of	Options/SARs
	Securities	Granted to		Fair Market
	Underlying	Employees	Exercise of	Value on
	Option/SARs	with Respect	Base Price	Date of	Expiration	Grant Date
Name	Granted (#)	to Fiscal Year	($/Sh)	Grant(2)	Date	Present Value $

James V. Gorman	47,300 (3)	12.30%	$1.21	$11.47	12/31/05	$496,650
Cynthia L. Codella	—	—	—	—	—	—
Frank J. Prudente	—	—	—	—	—	—
Peter A. Cappello, Jr.	12,900 (3)	3.30%	$1.21	$11.47	12/31/05	$135,450
John E. Scanlan	—	—	—	—	—	—

(1)	The estimated grant date present value of the stock options granted during fiscal year 2005 has been calculated using the Black-Scholes stock option pricing model, based upon the following assumptions: estimated time until exercise of 0.28 years; a risk-free interest rate of 3.556%, representing the interest rate on a U.S. Government zero-coupon bond on the date of grant with a maturity corresponding to the estimated time until exercise; a volatility rate of 39.99%; a dividend yield of 0% since no dividends are currently paid on the Company’s common stock; and a forfeiture rate of 0%. The approach used in developing the assumptions upon which the Black-Scholes valuations were calculated is consistent with the requirements of Statement of Financial Accounting Standards No. 123R, “Share-Based Payment”.

(2)	The Fair Market Value on Date of Grant for the stock options represents the closing price of a share of the Company’s common stock on the Nasdaq National Market on September 19, 2005.

(3)	The stock option grants to Messrs. Gorman and Cappello were originally granted on June 15, 1995 under the Company’s Nonstatutory Stock Option Plan, and were originally scheduled to expire on June 14, 2005. At the Company’s 2005 Annual Meeting of Shareholders on September 19, 2005, the Company’s stockholders approved an extension to the expiration date of such stock options to December 31, 2005. The extended stock options have been treated by the Company as new stock option grants and have thus been included in the foregoing table.

SAR GRANTS
     The following table sets forth certain information concerning stock appreciation rights granted to the Company’s Named Executive Officers in respect of fiscal year ended December 31, 2005.

	Individual Grants(1)

		Percent of
		Total			Potential Realizable
		Options/SARs			Value at Assumed
	Number of	Granted to			Annual Rates of Stock
	Securities	Employees			Price Appreciation for
	Underlying	with Respect	Exercise of		SAR Term
	Option/SARs	to Fiscal	Base Price	Expiration
Name	Granted (#)	Year	($/Sh)	Date	5%($)	10%($)

James V. Gorman	75,000	19.50%	$9.94	3/20/16	468,750	1,188,000
Cynthia L. Codella	50,000	13.00%	$9.94	3/20/16	312,500	792,000
Frank J. Prudente	50,000	13.00%	$9.94	3/20/16	312,500	792,000
Peter A. Cappello, Jr.	50,000	13.00%	$9.94	3/20/16	312,500	792,000
John E. Scanlan	50,000	13.00%	$9.94	3/20/16	312,500	792,000

(1)	The stock appreciation rights granted to Messrs. Gorman, Prudente, Cappello and Scanlan and Ms. Codella were granted on March 21, 2006 under the 2004 Stock and Incentive Plan to reflect individual performance of the grantees during the fiscal year ended December 31, 2005. The stock appreciation rights will become exercisable in six (6) equal semi-annual installments, commencing on June 30, 2006.
Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values
      The following table contains information for each of the Named Executive Officers concerning the exercise of options during 2005 and the value of unexercised options for the Company’s common stock at year-end 2005:

			Number of Securities
			Underlying Unexercised		Value of Unexercised
	Shares		Options at		In-the-Money Options at
	Acquired on	Value	December 31, 2005 (#)		December 31, 2005(2)
	Exercise	Realized
Name	(#)	($)(1)	Exercisable	Unexercisable	Exercisable	Unexercisable

James V. Gorman	47,300	439,890	—		—
			154,800		$1,371,636
Cynthia L. Codella	—	—	64,500		$638,873
Frank J. Prudente	—	—	43,000		$206,830
Peter A. Cappello, Jr.	12,900	121,389	—		—
			47,300		$418,605
John E. Scanlan	—	—	12,900		$128,613

(1)	Value realized means the difference between the market price on the day of exercise and the option exercise price.

(2)	The value of in-the-money options at December 31, 2005 represents the difference between the exercise price of such options and the fair value of our common stock as of December 31, 2005. Does not include SARs which were granted in March 2006.
Director Compensation
      In 2005, each of our non-employee directors received $500 for each board of directors meeting and each committee meeting attended, except the chairs of the Audit and Compensation Committees who received $7,500 and $5,000 for directors meetings, respectively. Each director who is also our employee does not receive any compensation for serving as a director. On November 11, 2005, the board of directors approved the recommendation of the Compensation Committee to set compensation for non-employee directors in 2006 as follows:

Board Members Annual Retainer	$30,000
Audit Committee Chair Annual Retainer	$10,000
Audit Committee (including Chair) Per Meeting Fee	$1,000 (in person) $500 (telephonic)
Compensation Committee Chair Annual Retainer	$3,000
Compensation Committee (including Chair) Per Meeting Fee	$1,000 (in person) $500 (telephonic)
Nominating & Governance Committee Chair Annual Retainer	$3,000
Nominating & Governance Committee (including Chair)
Per Meeting Fee	$1,000 (in person) $500 (telephonic)
      We will reimburse our non-employee directors for reasonable travel expenses incurred in connection with their services as directors.
Employment-Related Agreements
      In 2004 we entered into employment agreements with each of Messrs. Gorman, Bassman, Prudente, Scanlan and Ms. Codella. In addition, Proformance entered into an employment agreement with Mr. Cappello. The initial term of the agreements is three years, with automatic one-year extensions beginning on the first anniversary of the effective date of the agreements and each successive anniversary thereafter. The automatic extension of the agreements may be terminated with at least 90 days prior written notice from the executive or us. Under the agreements, Messrs. Gorman, Bassman, Cappello, Prudente and Scanlan and Ms. Codella receive annual base salaries of $290,565, $190,000, $184,015, $251,220, $185,632 and $216,365, respectively, subject to annual review and increase by our board of directors in its sole discretion. On November 11, 2005, the board of directors approved the Compensation Committee’s recommendation of September 19, 2005 to increase annual base salaries, retroactive to August 15, 2005 as follows: Messrs. Gorman, Bassman, Cappello, Prudente and Scanlan and Ms. Codella receive $324,000, $220,000, $220,000, $270,000, $243,160, and $270,000, respectively. The agreements provide for an annual bonus to be paid to the executives in an amount to be determined from year to year by our board of directors in its sole discretion. Each executive is entitled to participate in our employee and fringe benefit plans and each executive is also entitled to receive periodic equity awards as determined by our board of directors in its sole discretion.
      Under the agreements, we may terminate the employment of the executive at any time and for any reason by providing the executive 30 days prior written notice. The employment of each executive will also be automatically terminated upon the death or permanent “Disability” (as defined in the agreements) of the executive. Upon termination of the executive by us without “Cause” or by the executive for “Good Reason” (each as defined in the agreements), the executive will be entitled to receive his or her base salary and a continuation of health care coverage, subject to elimination of health coverage upon the executive’s attainment of subsequent employment, for a period of two years following the executive’s termination of employment, provided that an executive with an employment agreement who has stock options to purchase fewer than 500 shares of our common stock will be entitled to such benefits for the then-remaining term of his employment agreement if such period is greater than two years.
      In the event of a termination of the executive’s employment by us without “Cause” or by the executive for “Good Reason” within the one year period following a “Change in Control” (each as defined in the agreements) of the Company, the executive will be entitled to: (a) a lump-sum cash payment equal to three times the sum of (i) the executive’s then-current base salary plus (ii) the executive’s average annual bonus for the three years preceding the date of termination; (b) a continuation of health care coverage for a period of two years following the date of termination, subject to elimination of health coverage upon the executive’s attainment of subsequent employment; and (c) full vesting of all restricted stock, stock option and share unit awards. To the extent that the severance payments and benefits payable under the agreements would cause an executive to be liable for excise taxes by reason of Section 280G of the Internal Revenue Code, the executive will be entitled to additional “gross up” payments to indemnify for the effect of the excise taxes.
      The agreements contain non-competition covenants that prohibit the executives from competing against us in all states in which we conduct business during the period of employment and for a period of two years following termination of employment with respect to all property-casualty insurance lines in which we are involved at the time of termination. The agreements also contain non-solicitation provisions that prohibit the executives from actively soliciting our employees, customers or suppliers during the period of employment and for a period of two years following termination of employment. The executives are also subject to confidentiality restrictions that protect our proprietary information, developments and other intellectual property.
Indemnity Agreements
      We have entered into indemnification agreements with each of our directors and executive officers which provide for indemnification against judgments, fines, amounts paid in settlement and other liabilities and expenses, to the fullest extent permitted by law. The indemnification is available, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to our best interest, and with respect to any criminal proceeding, if such person had no reasonable cause to believe such conduct was unlawful.
Compensation Committee Interlocks And Insider Participation
      Following the Company’s initial public offering, our board of directors appointed a Compensation Committee comprised of Candace L. Straight (chair) and Thomas M. Mulhare, who qualify as independent directors as defined by the Nasdaq National Market listing standards. No member of the Compensation Committee had any relationship with NAHC requiring disclosure under Item 404 of SEC Regulation S-K. No executive officer of NAHC served on any board of directors or compensation committee of any other company for which any of our directors served as an executive officer at any time during the 2005 fiscal year.
Report of the Audit Committee
      The Audit Committee is comprised of three independent directors whose names appear at the end of this report, each of whom is experienced with financial statements and has past accounting or related financial management experience. Each of the members of the Audit Committee is independent as defined by the Nasdaq National Market listing standards. The board of directors has determined that Thomas M. Mulhare is an “audit committee financial expert” as defined under applicable SEC regulations. The primary function of the Audit Committee is to assist the board of directors in fulfilling its oversight responsibilities by reviewing the financial information, which will be provided to shareholders and others, the systems of internal control which management has established, and the audit process.
      Management is responsible for the Company’s internal controls and the financial reporting process. The registered independent public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with standards of the Public Company Accounting Oversight Board (United States) and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes. Additionally, the Audit Committee engages the Company’s independent accountants.
      The Audit Committee has met and held discussions with management and the independent accountants. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles, and the Audit Committee has reviewed and discussed the audited financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants the matters required to be discussed by

Statement on Auditing Standards No. 61 (Communications with Audit Committees). The Company’s independent accountants also provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and disclosures required by the Audit Committee Charter, and the Audit Committee discussed with the independent accountants that firm’s independence. As part of its discussions, the Audit Committee determined that Deloitte & Touche LLP was independent of the Company.
      Based on the reviews and discussions with management and Deloitte & Touche LLP referred to above, the Audit Committee has recommended to the board of directors that the audited financial statements as of December 31, 2005 and for the fiscal year then ended be included in NAHC’s Annual Report on Form 10-K for such fiscal year.
Thomas M. Mulhare (chair), Candace L. Straight and Martin I. Krupnick, Psy.D.
      The foregoing Report of the Audit Committee shall not be deemed to be “soliciting material” or “filed” with the SEC or incorporated by reference in any previous or future document filed by the Company with the SEC under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates such Report by reference in any such document.
Proposal 2 — Ratification of Selection of Independent Registered Public Accounting Firm
      Deloitte & Touche LLP has audited the Company’s financial statements for the fiscal year ended December 31, 2005 and the reports on such financial statements appear in the 2005 Annual Report to Shareholders.
      The Audit Committee has appointed the firm of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2006. Although action by shareholders in this matter is not required, the Audit Committee believes that it is appropriate to seek shareholder ratification of this appointment and will seriously consider shareholder opinion on this issue. The affirmative vote of a majority of the shares represented and voting at the annual meeting is required to ratify the appointment of Deloitte & Touche LLP.
      Representatives from Deloitte & Touche LLP, which also served as the Company’s registered public accounting firm for the last calendar year, are expected to be present at the annual meeting of shareholders and will be afforded the opportunity to make any statements they wish and to answer appropriate questions.
Change of Independent Registered Public Accounting Firm
      On March 22, 2004, the executive committee of our board of directors approved replacing the firm of WithumSmith+Brown, PC as our independent accountants with the firm of Deloitte & Touche LLP for the fiscal years ended December 31, 2001, 2002 and 2003. On May 14, 2004, WithumSmith+Brown, PC was dismissed as our independent accountants. Our engagement of Deloitte & Touche LLP was effective as of May 14, 2004. The decision to change independent accountants was recommended and approved by the board of directors as the board of directors viewed it as desirable in anticipation of our initial public offering to have our financial statements audited by a large internationally recognized accounting firm such as Deloitte & Touche LLP.
      The reports of WithumSmith+Brown, PC on our financial statements for each of the two fiscal years ended December 31, 2003 and December 31, 2002, contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. These financial statements have been subsequently restated in connection with the audit referred to in the preceding paragraph.
      During our fiscal years ended December 31, 2002 and December 31, 2003, and in the subsequent interim period from January 1, 2004 until May 14, 2004, we have had no disagreements with WithumSmith+Brown,

PC on any matter of accounting principles or practices, financial statement disclosure or auditing scope and procedure, which if not resolved to the satisfaction of WithumSmith+Brown, PC would have caused WithumSmith+Brown, PC to make reference to the matter in their report.
      During our fiscal years ended December 31, 2002 and December 31, 2003, and in the subsequent interim period from January 1, 2004 until May 14, 2004, we have had no reportable events (as the term is described in Item 304(a)(1)(v) of Regulation S-K).
      Prior to our engagement of Deloitte & Touche LLP, we had not consulted with Deloitte & Touche LLP during our fiscal years ended December 31, 2002, and December 31, 2003, and during the subsequent interim period from January 1, 2004 until May 14, 2004 regarding: (a) either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report nor oral advice were provided that Deloitte & Touche LLP concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue, or (b) any matter that was the subject of either a disagreement or a reportable event.
Independent Registered Public Accounting Firm Fees
      The following table summarizes the aggregate fees billed by Deloitte & Touche LLP for services rendered for the year ended December 31, 2005:

Twelve Months
Ended
December 31,

2005

Audit Fees	$901,761
Audit-related Fees	—
Tax Fees	—
All Other Fees	—
Deloitte & Touche LLP Total Fees	$901,761

      The following table summarizes the aggregate fees billed by WithumSmith+Brown, PC for services rendered for the year ended December 31, 2005:

Twelve Months
Ended
December 31,

2005

Audit Fees	$3,235
Audit-related Fees	—
Tax Fees	$15,950
All Other Fees	—
WithumSmith+Brown, PC Total Fees	$19,185

      The following table summarizes the aggregate fees billed by Deloitte & Touche LLP for services rendered for the year ended December 31, 2004:

Twelve Months
Ended
December 31,

2004

Audit Fees	$1,746,566.29
Audit-related Fees	—
Tax Fees	$20,971.00
All Other Fees	—
Deloitte & Touche LLP Total Fees	$1,767,537.29

      The following table summarizes the aggregate fees billed by WithumSmith+Brown, PC for services rendered for the year ended December 31, 2004:

Twelve Months
Ended
December 31,

2004

Audit Fees	$51,100.00
Audit-related Fees	—
Tax Fees	$2,300.00
All Other Fees	—
WithumSmith+Brown, PC Total Fees	$53,400.00

Services Provided by the Independent Registered Public Accounting Firm

•	Audit Fees — Aggregate fees billed were $904,996 for 2005. The fees reflect the aggregate audit fees billed or estimated to be billed by Deloitte & Touche LLP and WithumSmith+Brown PC for work performed during 2005. Of this amount, $901,761 was paid to Deloitte & Touche LLP, and $3,235 was paid to WithumSmith+Brown PC. The fees for Deloitte and Touche LLP were for professional services rendered in connection with the audits of the Company’s annual financial statements, review of financial statements included in the Company’s SEC filings and services that are normally provided in connection with statutory and regulatory filings or engagements. The fees for WithumSmith+Brown PC were for services that are normally provided in connection with statutory and regulatory filings or engagements.

•	Aggregate fees billed were $1,797,666.29 for 2004. These fees reflect the aggregate audit fees billed by Deloitte & Touche LLP and WithumSmith+Brown for work performed during 2004. Of this amount, $1,746,566.29 was paid to Deloitte & Touche LLP and $51,100.00 was paid to WithumSmith+Brown PC. These fees were for professional services rendered in connection with the audits of the Company’s annual financial statements and services that are normally provided in connection with statutory and regulatory filings or engagements. The fees for Deloitte & Touche LLP were for professional services rendered in connection with the audits of the Company’s annual financial statements, review of financial statements included in the Company’s SEC filings and services that are normally provided in connection with statutory and regulatory filings or engagements. The fees for WithumSmith+Brown PC were for services that are normally provided in connection with statutory and regulatory filings or engagements

•	Audit-Related Fees — Neither Deloitte & Touche LLP nor WithumSmith+Brown, PC performed any audit-related services for fiscal years 2005 and 2004.

•	Tax Fees — Aggregate fees billed were $15,950.00 and $23,271.00 for 2005 and 2004, respectively, for professional services rendered in connection with tax compliance, tax advice and tax planning services by WithumSmith+Brown, PC in 2005 and Deloitte & Touche LLP and WithumSmith+Brown PC in 2004, respectively.

•	All Other Fees — Neither Deloitte & Touche LLP nor WithumSmith+Brown, PC performed any professional services other than as stated under the captions Audit Fees, Audit-Related Fees and Tax Fees for fiscal years 2005 or 2004.

•	Pre-Approval Policies and Procedures — The Company’s Audit Committee has established a policy that all audit and permissible non-audit services (including the fees and terms thereof) will be pre-approved by the Audit Committee. These services may include audit services, audit-related services, tax services and other services. The Audit Committee considers whether the provision of each non-audit service is compatible with maintaining the independence of the Company’s auditors. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent auditors and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.
Additional Information
      As of the date of this statement, management does not know of any other matter or business which may be brought before the meeting, but if any other matter or business comes before the meeting, it is intended that a vote will be cast pursuant to the accompanying proxy in accordance with the judgment of the person or persons voting the same.
      A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 (excluding exhibits) will be furnished, without charge, upon written request to the secretary of the Company at the Company’s principal executive offices.
Shareholder Proposals to be Presented at the 2007 Annual Meeting Of Shareholders
      In accordance with Rule 14a-8 of the Exchange Act, any shareholder who wishes to present a proposal at the 2007 annual meeting of shareholders and to include the proposal in the proxy statement and form of proxy for such meeting must deliver the proposal to the Company’s principal executive offices no later than the close of business on December 18, 2006. Proposals should be addressed to the Secretary, National Atlantic Holdings Corporation, 4 Paragon Way, Freehold, NJ, 07728.
      In addition, the Company’s by-laws provide that any shareholder wishing to propose business to be considered at the 2007 annual meeting of shareholders, which proposal is not in the form of the proposal requested by such shareholder to be included pursuant to Rule 14a-8 under the Exchange Act in the Company’s proxy statement for the 2007 annual meeting of shareholders, must deliver the proposal to the Company’s principal executive offices not earlier than January  23, 2007 nor later than February 22, 2007. Such notice must provide certain other information as described in the Company’s by-laws.
Inspectors of Election
      Computershare Investor Services (formerly, EquiServe Trust Company, N.A.) 250 Royall Street, Canton, MA 02021 781-575-3400 http://www.computershare.com has been appointed as Inspectors of Election for the Company’s 2006 annual meeting. Representatives of Computershare will attend the 2006 annual meeting to receive votes and ballots, supervise the counting and tabulating of all votes and ballots, and determine the results of the vote.

Cost of Solicitation
      The cost of soliciting proxies will be borne by the Company. We have contracted with Thompson Financial Services to provide a listen-only webcast of the Annual Meeting over the Internet and telephone for an estimated fee of $7,000. The Company asks banks, brokerage houses, other custodians, nominees and fiduciaries to forward copies of the proxy material to beneficial owners of shares or to request authority for the execution of proxies; and the Company has agreed to reimburse reasonable out-of-pocket expenses incurred. We have retained Georgeson Shareholders Communication, Inc. to act as a proxy solicitor for an estimated fee of $7,000. In addition to solicitations by mail, regular employees of the Company may, without extra remuneration, solicit proxies personally, or by telephone.

Cynthia L. Codella Secretary
Dated: April 17, 2006

Proxy - National Atlantic Holdings Corporation

Proxy Solicited on Behalf of the Board of Directors of
National Atlantic Holdings Corporation for Annual Meeting of Shareholders, May 23, 2006
The undersigned, a shareholder of National Atlantic Holdings Corporation (the “Company”) hereby constitutes and appoints Cynthia L. Codella and Frank J. Prudente and/or any one or more of them (with full power of substitution in each), proxies to vote all the shares of the Common Stock of the Company registered in the name of the undersigned at the Annual Meeting of Shareholders of the Company to be held on Tuesday, May 23, 2006 at 9:30 a.m. at the Conference Center at the Ramada Inn, located at 399 Monmouth Street, East Windsor, New Jersey, and at any adjournments thereof, on matters coming before said meeting.
This proxy when properly executed will be voted as specified by the shareholder. If no specifications are made, the proxy will be voted FOR the nominees described in Proposal 1 and FOR Proposal 2.
PLEASE VOTE, DATE AND SIGN THIS PROXY ON THE OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

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National Atlantic Holdings Corporation

MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6	000004 Least Address Line	000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext
C 1234567890 J N T

☒	Please mark votes as in this example.	☐	Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

YOUR VOTE IS IMPORTANT
Regardless of whether you plan to attend the Annual Meeting of Shareholders, you can be sure your shares are represented at the meeting by promptly returning your proxy in the enclosed envelope.
The Board of Directors recommends a vote FOR the election of nominees as a director and FOR Proposal 2.
A	Election of Class II Directors

1. Nominees:

	For	Withhold

01 - Peter A. Cappello, Jr.	☐	☐

02 - Candace L. Straight	☐	☐

03 - Cornelius E. Golding	☐	☐
B	Issues

	For	Against	Abstain

2. Ratification of the appointment of Deloitte & Touche LLP as independent public accountants for 2006.	☐	☐	☐

3. In their discretion, to vote upon such other business as may properly come before the meeting.
This proxy when properly executed will be voted as specified by the shareholder. If no specifications are made, the proxy will be voted FOR the nominees described in Proposal 1 and FOR Proposal 2.
C	Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.
Please sign this proxy exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, administrator, trustee or guardian, please give full title as such.

Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box	Date (mm/dd/yyyy)

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